UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002



                               ARIES VENTURES INC.
             (Exact name of registrant as specified in its charter)



           Nevada                      0-14136                   84-0987840
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                   Identification Number)



                         28720 Canwood Street, Suite 207
                         Agoura Hills, California 91301
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (818) 879-6501


                                 Not applicable
         (Former name or former address, if changed since last report.)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Hollander, Lumer & Co., LLP ("HL") was appointed as the independent accountants for Aries Ventures Inc. (the "Company") on August 18, 2000, and audited the Company's financial statements for the fiscal years ended September 30, 1999 and 2000. HL's report on the Company's financial statements for the fiscal year ended September 30, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, such report was modified to reflect substantial doubt about the Company's ability to continue as a going concern. In its report for the fiscal year ended September 30, 2000, HL deleted such modification paragraph relating to the fiscal year ended September 30, 1999. HL's report on the Company's financial statements for the fiscal year ended September 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the period from August 18, 2000 to March 29, 2001, there were no disagreements with HL any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HL, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements. In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such period.

     The Company has provided HL with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that HL provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of HL's letter is attached hereto as an exhibit to this document.

     In February 2001, HL merged with Good Swartz Brown & Berns LLP ("GSBB") and HL's senior partner joined GSBB, as a result of which GSBB became the successor entity to HL. As a result of this merger, GSBB subsequently acquired most of the accounting practice of HL and became the Company's independent accountants effective March 29, 2001. The termination of HL and the retention of GSBB were approved by the Company's Board of Directors.

     Prior to GSBB becoming the independent accountants for the Company, neither the Company, nor anyone on its behalf, consulted with GSBB regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statement, and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision on an accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event as defined at Item 304 (a)(1)(iv) of Regulation S-B.

     GSBB did not issue an audit opinion on the Company's financial statements for any fiscal years or any interim periods. During the period from March 29, 2001 to October 31, 2002, there were no disagreements with GSBB any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of


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GSBB, would have caused it to make reference to the subject matter of the disagreements in connection with any report it would have issued on the Company's financial statements. In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such period.

     The Company has provided GSBB with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that GSBB provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of GSBB's letter is attached hereto as an exhibit to this document.

     Effective October 31, 2002, the Company terminated GSBB and retained Weinberg & Company, P.A. ("W&C"). The Company changed accounting firms as a result of one of GSBB's partners leaving GSBB and joining W&C. The termination of GSBB and the retention of W&C were approved by the Company's Board of Directors.

     Prior to W&C becoming the independent accountants for the Company, neither the Company, nor anyone on its behalf, consulted with W&C regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision on an accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event as defined at Item 304 (a)(1)(iv) of Regulation S-B.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     c. Exhibits:

     A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARIES VENTURES INC.
                                            -------------------
                                               (Registrant)

 Date:  January 16, 2003                    By: /s/ ROBERT N. WEINGARTEN
                                                ------------------------
                                                Robert N. Weingarten
                                                President

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                                INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------

16.1 Letter from Hollander, Lumer & Co., LLP addressed to the United States Securities and Exchange Commission

16.2 Letter from Good Swartz Brown & Berns LLP addressed to the United States Securities and Exchange Commission

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